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                                                                     Exhibit (j)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors and Counsel" and "Financial Information" in the Statement of Additional Information, which are included in Post-Effective Amendment Number 23 to the Registration Statement (Form N-1A, No. 33-57684) of the Pacific Capital Funds and to the use of our report dated September 5, 2003 on the July 31, 2003 financial statements of the Pacific Capital Funds, incorporated by reference therein.

                                                      /s/ ERNST & YOUNG LLP

Columbus, Ohio
April 29, 2004